UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2012

SILVER HORN MINING LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-25097	65-0783722
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

 3346 Guadalupe Road
Apache Junction, Arizona 85120
 (Address of principal executive offices) (zip code)

(480) 288-6530
(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On November 8, 2012, Silver Horn Mining Ltd. (the “Company”) entered into subscription agreements with certain investors whereby it sold an aggregate of 1,000,000 shares of its Series D Preferred Stock for an aggregate purchase price of $50,000.   Each share of Series D Preferred Stock is convertible into five shares of the Company’s common stock at the holder’s election, and has a liquidation preference equal to $0.0001 per share.

The foregoing description of the Series D Preferred Stock and the summary of the terms of the subscription agreement are subject to, and qualified in their entirety by, Exhibits 3.1 and 10.1 attached to this report and incorporated herein by reference.

Item 3.02                      Unregistered Sales of Equity Securities.

On November 8, 2012, the Company issued shares of Series D Preferred Stock as described in Item 1.01 above.   The securities were offered and sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended and Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
3.1	Series D Preferred Stock Certificate of Designation
10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER HORN MINING LTD.

Dated: November 14, 2012	By:	/s/ Daniel Bleak
Daniel Bleak Chief Executive Officer